ESCROW AGREEMENT


ESCROW AGREEMENT (this "Agreement") made as of this ___ day of __________, 1996 by and among Advanced MobileComm, Inc., a Massachusetts corporation ("AMI"), each of the persons listed on Exhibit A hereto (collectively with AMI, the "Sellers"), and State Street Bank and Trust Company (the "Escrow Agent");

WHEREAS, the Sellers have entered into a contribution agreement with Pittencrieff Communications, Inc., a Texas corporation ("PCI"), and Pittencrieff Communications, Inc., a Delaware corporation ("New PCI"), dated as of September 5, 1995, as amended from time to time (the "Pittencrieff Contribution Agreement"), providing for the sale by the Sellers of the special mobile radio ("SMR") assets described in the Pittencrieff Contribution Agreement (or the sale of the stock of corporations that own such assets); and

WHEREAS, the Pittencrieff Contribution Agreement contains certain representations and warranties made jointly and severally by the Sellers and certain rights on the part of New PCI to be indemnified by the Sellers with respect to the liabilities and claims arising thereunder; and

WHEREAS, the Sellers have also entered into a contribution agreement on the date hereof (the "Sellers' Contribution
Agreement") relating, among other things, to the allocation of responsibility, as among the Sellers, for payment of claims for indemnification made by New PCI under the Pittencrieff
Contribution Agreement; and

WHEREAS, the Sellers' Contribution Agreement provides that the Sellers shall place into escrow with the Escrow Agent 2,559,966 shares of common stock (the "Common Stock") of New PCI (the "Escrow Fund"), to be used as security for and to satisfy the obligations of the Sellers under Section 1 of the Sellers' Contribution Agreement during the period from the date hereof until eighteen months from the date hereof; and

WHEREAS, the parties to this Agreement have agreed upon and wish to set forth the terms and conditions relating to the Escrow
Fund to be held by the Escrow Agent.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

 1. Definitions. Undefined terms used herein, if defined in the Pittencrieff Contribution Agreement, shall have the respective meanings herein as set forth therein.

 2. Escrow Agent. The Sellers hereby designate and appoint the Escrow Agent to serve in accordance with the terms, conditions and provisions of this Agreement, and the Escrow Agent hereby agrees to act as such, upon the terms, conditions and provisions provided in this Agreement.

3. Deposit of Escrow Fund. Concurrently with the Closing, the Sellers shall deliver, or direct New PCI to deliver, the Common Stock to the Escrow Agent to be held subject to the terms, conditions and provisions of this Agreement. The Escrow Agent agrees to hold the Escrow Fund as security for the obligations of the Sellers to each other pursuant to Section 1 of the Sellers' Contribution Agreement, and the Escrow Fund shall not be disbursed except as herein provided.

 4. Distributions with Respect to Escrow Fund. Any dividends or other distributions received by the Escrow Agent on account of the Escrow Fund shall be distributed to the Sellers in proportion to the amounts of Common Stock delivered by the Sellers to the Escrow Agent, as set forth in Schedule 1 hereto.

 5.  Claims Against Escrow Fund.

(a) From time to time during the term of this Agreement, a Seller (the "Requesting Seller") may request in writing (the "Reimbursement Notice") that the Escrow Agent deliver all or part of the Escrow Fund to the Requesting Seller in order to reimburse it for any amount that is due to the Requesting Seller under
Section 1 of the Sellers' Contribution Agreement on account of a payment made to New PCI by the Requesting Seller on account of Pittencrieff Losses under the Pittencrieff Contribution Agreement. The Reimbursement Notice shall (i) specify the amount of the Pittencrieff Losses, and (ii) the Seller or Sellers who contributed the SMR Assets to New PCI that are the subject of the Pittencrieff Losses. The Escrow Agent shall have no responsibility for determining or ascertaining the completeness or accuracy of any Pittencrief Losses. The Escrow Agent shall, within five business days of receipt of a Reimbursement Notice, provide a copy of such Reimbursement Notice to all Sellers, and fifteen business days after the Sellers are deemed pursuant to paragraph 13 to have received such Reimbursement Notice from the Escrow Agent, disburse to Requesting Seller from the Escrow Account shares of Common Stock (valued as provided in paragraph 5(c) hereof), equal to the amount of the reimbursement requested by the Requesting Seller in such Reimbursement Notice, unless prior to the date of disbursement the Escrow Agent receives written notice from Sellers representing a majority in interest of the Escrow Fund, as reflected in Exhibit A (but excluding for this purpose the portion of the Escrow Fund held by the Requesting Seller) disputing (the "Dispute Notice") the Requesting Seller's right to the amount of the reimbursement requested in such Reimbursement Notice (the "Disputed Amount"); provided, however, that if a Dispute Notice states that a portion of the amount of reimbursement requested in the Reimbursement Notice is not in dispute, the undisputed amount shall be disbursed to the Requesting Seller from the Escrow Fund.

 (b) If any Seller issues a Dispute Notice pursuant to paragraph 5(a), then the Escrow Agent shall continue to hold all amounts remaining in escrow until receipt of written instructions jointly executed by all Sellers, or receipt of an order of any court directing the disbursement of the Disputed Amount (or the portion thereof that is ordered to be disbursed) or a final judgment entered by a court of competent jurisdiction (after all appeals have been finally determined or the time for appeal has expired without an appeal having been made), and shall disburse the Disputed Amount (or the portion thereof that is instructed or ordered to be disbursed) in accordance with such joint instructions or court judgment or order. The Sellers agree to use good faith efforts to promptly resolve any Disputed Amount.

 (c)  For all purposes under this Agreement, the Common
Stock shall be valued at fair market value thereof which shall mean the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market summary or the closing price quoted or the principal exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the ten trading days prior to the date of determination of fair market value.

 6.  Common Stock.

 (a) The Sellers shall have, at any time prior to disbursement of the Common Stock, the full and unqualified right and power to exercise any voting, consent and other rights and to cause the Escrow Agent to sell all or part of the Common Stock held as part of the Escrow Fund, and the Escrow Agent not shall have any duty, right or privilege to exercise any such rights. The Escrow Agent shall exercise all such rights of any Seller with respect to any Common Stock as directed by written instructions by such Seller in form satisfactory to the Escrow Agent. The Escrow Agent shall execute and deliver to any Seller upon request all such proxies, forms for election or other instruments as may be required with respect to the Common Stock held as part of the Escrow Fund in order to give effect to the foregoing. All property received by the Escrow Agent pursuant to a sale of the Common Stock held as part of the Escrow Fund shall become a part of the Escrow Fund.

 (b) The parties hereby authorize the Escrow Agent to apply to the transfer agent for the Common Stock for any division of certificates evidencing Common Stock held as part of the Escrow Fund which may be required in connection with the distribution of Common Stock held as part of the Escrow Account.

 7. Accounts. The Escrow Agent shall maintain separate book accounts with respect to each of the Sellers, which book accounts shall initially be credited with the amounts of Common Stock deposited with the Escrow Agent at the Closing, as set forth on Schedule 1. [Prior to making any disbursement from the Escrow Fund, the Escrow Agent shall prepare, and distribute to each of the Sellers, statement of the then-current balances in each of the separate book accounts.] All other income, interest, increments and gains of all kinds from the Escrow Fund (or losses related thereto) shall be allocated among the book accounts pro rata based upon the total Common Stock balances of each such account, and weighted (if and to the extent appropriate) to reflect sales of any shares of the Common Stock during the period with respect to which the allocation is being calculated. The Sellers shall be jointly and severally liable for the fees and expenses of the Escrow Agent pursuant to paragraph 11 hereof. As among themselves, the Sellers shall be responsible only for their pro rata portion of the Escrow Agent's fees and expenses. In the case of amounts of reimbursement in respect of any Pittencrieff Losses by Seller under Section 1 of the Sellers' Contribution Agreement, amounts paid or disbursed to any Seller under paragraph 5 hereof shall be limited to the amount of, and shall be allocated solely to, such Sellers' book account. Upon termination of this Agreement, or release of any portion of the Escrow Fund, each of the Sellers shall receive from the Escrow Fund an amount equal to its then-current balance in its book account; and if less than the full amount in the Escrow Fund is then being distributed, the amount to be distributed shall be allocated among the book accounts of the Sellers, pro rata in proportion to the number of shares of common stock of New PCI held by each Seller at the Closing with appropriate adjustments to reflect allocations to individual Sellers pursuant to the preceding sentence.

 8. Termination. This Agreement shall terminate with respect to 1,535,980 shares of Common Stock on the first anniversary of the date hereof. This Agreement shall terminate with respect to the balance of the shares of Common Stock held hereunder on the later of (i) eighteen months from the date hereof and receipt by the Escrow Agent of written notice from the Sellers' of such termination, and (ii) the date any remaining Reimbursement Notice or Dispute Notice has been resolved as provided herein, the receipt by the Escrow Agent of written notice thereof from the Sellers. On Termination, the Escrow Agent will disburse from the Escrow Fund to each Seller the balance of such Seller's book account maintained pursuant to paragraph 7 immediately prior to such disbursement, with Common Stock in such Seller's book account to be valued for the purpose of determining such amount as provided in paragraph 5(c).

9.  Duties of Escrow Agent; Indemnification.

 (a) The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. The Escrow Agent shall have no responsibility for the validity of any agreements referred to in this Agreement, or for the performance of any such agreements by any party thereto or for interpretation of any of the provisions of any of such agreements. The liability of the Escrow Agent hereunder shall be limited solely to bad faith, willful misconduct or gross negligence on its part. The Escrow Agent shall be protected in acting upon any certificate, notice or other instrument whatsoever received by the Escrow Agent under this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and to have been signed or presented by a proper person or persons. The Escrow Agent shall not be obligated to take any legal or other action hereunder which might in its judgment involve expense or liability unless it shall have been furnished with indemnity acceptable to it.

 (b) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to any property held by it in escrow pursuant to this Agreement which, in the opinion of the Escrow Agent, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by the Sellers or by an order of a court of competent jurisdiction. The Escrow Agent may consult counsel satisfactory to it, including house counsel, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel. The Escrow Agent shall be deemed to have no notice of, or duties with respect to, any agreement or agreements with respect to any property held by it in escrow pursuant to this Agreement other than this Agreement or except as otherwise provided herein. This Agreement sets forth the entire agreement between the parties hereto and the Escrow Agent. Notwithstanding any provision to the contrary contained in any other agreement (excluding any amendment to this Agreement) among any of the parties hereto, the Escrow Agent shall have no interest in the property held by it in escrow pursuant to this Agreement except as provided in this Agreement. In the event that any of the terms and provisions of any other agreement (excluding any amendment to this Agreement) between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects.
 (c) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence, bad faith or willful misconduct. Each of the Sellers, jointly and severally, covenant and agree to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including, but not limited to, legal fees and expenses and other costs and expenses of defending or preparing to defend against any claim of liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent's gross negligence, bad faith or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

10. Resignation. The Escrow Agent shall have the right, in its discretion, to resign as agent at any time, by giving at thirty (30) days' prior written notice of such resignation to the Sellers. In such event the Sellers will promptly select another bank with capital, surplus and undivided profits of not less than One Hundred Million Dollars ($100,000,000), which will be appointed as successor Escrow Agent, and will enter into an agreement with such other bank in substantially the form of this Agreement. Resignation by the Escrow Agent shall relieve the Escrow Agent of any responsibility or duty thereafter arising hereunder but shall not relieve the Escrow Agent of responsibility to account for the Escrow Fund. If a substitute for the Escrow Agent hereunder shall not have been selected, as aforesaid, the Escrow Agent shall be entitled to petition any court for the appointment of a substitute for it hereunder or, in the alternative, it may (i) transfer and deliver the funds deposited in the Escrow Account and all other assets held hereunder to or upon the order of such court or (ii) keep safely the Escrow Fund and all other assets held hereunder until it receives notice from the Sellers of a substitute appointment.
The Escrow Agent shall be discharged from all further duties hereunder upon acceptance by the substitute of its duties hereunder or upon transfer and delivery of the Escrow Fund to or upon the order of any court. The provisions of Section 9(c) hereof shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

11. Fees. The Sellers agree to pay or reimburse the Escrow Agent for any legal fees and expenses incurred in connection with the preparation of this Agreement and to pay the Escrow Agent's reasonable compensation for its normal services hereunder in accordance with the fee schedule, attached as Exhibit B, which may be subject to change on an annual basis. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including, without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder.

12. Payments. At any time the Escrow Agent is required to distribute or pay any amounts held by or received by it under any of the provisions of this Agreement to any Seller, such distribution and payment shall be effected by issuance of certificates for the appropriate number of shares of Common Stock to such Seller at the address of such Seller set forth in
Schedule 1 hereto.

13. Notices. All notices, requests or other communications required or permitted hereunder shall be given in writing and shall have been deemed to have been duly given if delivered in hand on the date of receipt (or refusal), and if given by mail or Federal Express or similar nationally recognized expedited overnight commercial courier, when deposited in the United States mail or delivered to Federal Express or similar nationally recognized expedited overnight commercial courier, addressed to the recipient of the notice, post-paid and registered or certified mail (if mailed), or with all freight charges paid (if by Federal Express or other courier) to the following addresses:

if to the Escrow Agent, to:

State Street Bank and Trust Company
Two International Place
Boston, MA  02110
Attention:  Gary R. Dougherty

and

if to the Sellers, to the respective addresses set forth on
Schedule 1.

or to such other address as any party may have designated for itself by written notice to the other in the manner herein prescribed except that notices of changes of address shall be effective only upon receipt.

14. Consent to Jurisdiction and Service. The Sellers hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and of any federal court located in said Commonwealth in connection with any actions or proceedings brought against the Sellers by the Escrow Agent arising out of or relating to this Agreement. In any such action or proceeding, the Sellers hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that service thereof may be made by certified or registered first class mail directed to the Sellers, as the case may be, at their respective addresses in accordance with
Section 13 hereof.

15. Force Majeure. Neither the Sellers nor Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

16. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

17. Binding Effect; Assignment. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement shall not be assigned by any party hereto without the prior written consent of all of the other parties hereto, except that AMI may assign this Agreement in connection with its liquidation and dissolution; any assignment made absent such consent shall be void ab initio.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

19. Amendment and Modification; Waivers. This Agreement may not be amended or modified except by a written agreement signed by the party against whom enforcement of such amendment or modification is sought. Any waiver of any term or condition of this Agreement, or any breach of any covenant, representation or warranty contained herein, in any one instance shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver or affect in any manner such parties' right at any later time to enforce or require performance of such provision or any other provisions hereof.

20. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

ADVANCED MOBILECOMM, INC.

By:______________________________
George K. Hertz, President

STATE STREET BANK AND TRUST COMPANY

By:________________________________
Name:
Title:

________________________________
Royce Witte, for himself and
as authorized agent for
Trunked Mobile Radio Systems

___________________________________
Nels Kjorvestad

___________________________________
Mary Kjorvestad

___________________________________
David Bell

___________________________________
Alan Bell

___________________________________
John Holley

By:________________________________
David E. Weisman, for himself
and
as trustee for the Revocable
Trust for
W.A. Weisman and the Revocable
Trust for Stanley C. Marinoff

___________________________________
Alan S. Tilles

___________________________________
Richard Meyer

__________________________________
Jean Meyer

	Exhibit A


	LIST OF SELLERS

	Original
	Number of
ADVANCED MOBILECOMM, INC.	Shares Escrowed


Royce Witte, for himself and
as authorized agent for
Trunked Mobile Radio Systems


Nels Kjorvestad


Mary Kjorvestad


David Bell


Alan Bell


John Holley


David E. Weisman, for himself and
as trustee for the Revocable Trust for
W.A. Weisman and the Revocable
Trust for Stanley C. Marinoff


Alan S. Tilles


Richard Meyer


Jean Meyer

	Exhibit B


	FEE SCHEDULE


Annual Escrow Fee

$3,500.00

Investment Transaction Fee (if applicable)

A per transaction charge to cover the purchase and sale of investments held in account under administration.
(Fee only applies for non-State Street Bank investments.)

Extraordinary Administrative Expenses

Fees for services not specifically set forth in this schedule will be determined by appraisal. Such services may include, but are not limited to, additional responsibilities and services incurred in case of default.

Out-of-Pocket Expenses

Out-of-pocket expenses such as counsel fees and expenses, telephone, postage, insurance, shipping charges, outside investment charges and supplies will be charged at cost.